UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF EARLIEST EVENT REPORTED – NOVEMBER 19, 2015

EPCYLON TECHNOLOGIES, INC.
(Exact name of Registrant as specified in its charter)

NEVADA	000-53770	27-0156048
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification
incorporation)		Number)

34 King Street E, Suite 1010
Toronto, Ontario
Canada M5C 2X8
(Address of principal executive offices)

(416) 479-0880
(Registrant's telephone number, including area code

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Effective on November 9, 2015, the Board of Directors of Epcylon Technologies Inc., a Nevada corporation (the “Company”), accepted the resignation of Leon Redensky as a member of the Board of Directors of the Company. Mr. Redensky has not expressed any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Therefore, as of the date of this Current Report, the Board of Directors consists of the following members: Todd Halpern, Gary Schwartz and John Fitzgerald.

The Board of Directors intends to implement an Executive Committee (the “Executive Committee”), which will consist of the following members: Todd Halpern, Chairman and member of the Board of Directors of the Company, and Kyle Appleby, Chief Financial Officer of the Company. Mr. Todd Halpern will be acting as Chairman of the Executive Committee.

Also, the Board of Directors intends to implement an Independent Advisory Committee (the “Independent Committee”), which will consist of the following two (2) independent following members: Mr. Richard Groome and Mr. Nikolas Perrault. Mr. Richard Groome will be acting as Chairman of the Independent Committee. The Committee will provide ongoing advice which will not be binding for the Company, including to the Executive Committee.

Biographies

Todd Halpern. Mr. Halpern currently resides as President of Halpern Enterprises. Mr. Halpern and his family have been in the business of importing fine wines and spirits into Canada for over 57 years. Mr. Halpern joined Halpern Enterprises in 1979, and since has grown the company tremendously. Today, the company represents over 100 of the World’s finest wine and spirit producers. Serving on the Toronto General Hospital Board since 2005, Mr. Halpern is Board Champion of the Krembil Neuroscience Centre’s Krembil Discovery Tower and Krembil Neuro Program. He is also Chair of the Grand Cru Culinary Wine Festival, which benefits research at University Health Network.

Kyle Appleby. Mr. Appleby, CPA, CA serves as our Chief Financial Officer. Mr. Appleby has over 15 years’ experience in public accounting and has been providing part-time CFO, and other financial accounting and compliance services to both public and private companies since 2007. Prior to 2007 Mr. Appleby worked for several public accounting firms in Canada. Mr. Appleby is a member of the Chartered Professional Accountants of Canada.

Richard Groome. Mr. Groome is currently President & Managing Partner at Notre-Dame Capital Inc., President and CEO of The Changing Planet Inc., Chairman, President, Chief Executive Officer & CFO at Bitumen Capital Inc., Member of the Board of Directors of Hitlab Inc. and past Chairman of Select TV Solutions Inc. and Oriana Technologies Inc., Past CEO and Director at Urban Barns Foods Inc., and past Director of Preo Software Inc. Mr. Groome was previously employed as Senior Vice President-Institutional Equity Sales by Desjardins Securities Inc. past President of Groome Capital Inc., and Marleau Lemire Inc. He served at the CDNX Exchange, the predecessor of the TSXV, and he also served on the board at First Gold Exploration Inc., Imperial Parking Ltd, Sofame Technologies Inc., Global Minerals Ltd., Mitec Technologies Inc., Advantex Marketing International Inc., Creso Exploration Inc., and Mint Technology Corp. He received his undergraduate degree from McGill University.

Nikolas Perrault. Mr. Perrault is a Chartered Financial Analyst who has spent the first 15 years of his career working with some of Canada’s largest financial institutions, including National Bank, Merrill-Lynch, CIBC and Scotia Capital. He is President, CEO and Director of Colt Resources Inc., a diversified Canadian mining exploration and development stage company whose primary focus is on developing its base, precious and strategic metal assets in Portugal. His focus throughout his career has been on small cap resource companies worldwide which has allowed him to develop an extensive international network. In May 2007, he founded a management consulting company providing strategic advice to early stage energy and resource companies. Mr. Perrault is also an independent director of NEX listed Bitumen Capital. Mr. Perrault holds a Bachelor of Commerce and obtained his Chartered Financial Analyst designation in 1997.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Not applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EPCYLON TECHNOLOGIES, INC.
DATE: November 18, 2015	/s/ Kyle Appleby

Name: Kyle Appleby
Title: Chief Financial Officer